UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2008

CLARK HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32735 (Commission File Number)	43-2089172 (IRS Employer Identification No.)

121 New York Avenue, Trenton, New Jersey (Address of Principal Executive Offices)	08638 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (609) 396-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry Into a Materially Definitive Agreement.

As previously reported in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 12, 2008, Clark Holdings Inc. (“Registrant,” formerly known as Global Logistics Acquisition Corporation) entered into a Credit Agreement, dated February 12, 2008 (“Closing Date”), by and among the Registrant, The Clark Group, Inc., Clark Distribution Systems, Inc., Highway Distribution Systems, Inc., Clark Worldwide Transportation, Inc. and Evergreen Express Lines, Inc. (collectively “Clark”), as borrowers, the financial institutions party thereto, as lenders, and LaSalle Bank National Association (“LaSalle”), as administrative agent (“Credit Agreement”). The Credit Agreement provides for a term loan and a revolving credit facility of up to $30,000,000 and states that the Commitments of the Lenders to make Term Loans (as such terms are defined in the Credit Agreement) expire on the earlier of (i) the date on which all Term Loans have been made and (ii) the date that is 60 days following the Closing Date (the date in clause (ii), the “Outside Term Loan Commitment Date”).

On April 21, 2008, Clark entered into a Consent to Credit Agreement with LaSalle, as the administrative agent and sole lender under the Credit Agreeement, dated as of April 10, 2008 (“Consent Agreement”), pursuant to which LaSalle consented to the extension of the Outside Term Loan Commitment Date to the date that is 120 days following the Closing Date. The Consent Agreement is included as Exhibit 10.1 hereto.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1

Consent to Credit Agreement dated as of April 10, 2008, by and among Clark Holdings Inc., The Clark Group, Inc., Clark Distribution Systems, Inc., Clark Worldwide Transportation, Inc., Highway Distribution Systems, Inc. and Evergreen Express Lines, Inc. and LaSalle Bank National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2008	CLARK HOLDINGS INC.

	By:	/s/ Stephen M. Spritzer
Stephen M. Spritzer Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1

Consent to Credit Agreement dated as of April 10, 2008, by and among Clark Holdings Inc., The Clark Group, Inc., Clark Distribution Systems, Inc., Clark Worldwide Transportation, Inc., Highway Distribution Systems, Inc. and Evergreen Express Lines, Inc. and LaSalle Bank National Association.